UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2017

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road	08550
Princeton Junction, New Jersey	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2017, Mistras Group, Inc. (“Mistras” or the “Company”) acquired West Penn Non-Destructive Testing, LLC, (formerly known as West Penn Non-Destructive Testing, Inc.) (“West Penn”), a provider of non-destructive testing with facilities in Pennsylvania, South Carolina and Georgia, primarily serving the aerospace market. The acquisition was effected through a Membership Interest Purchase Agreement (the “Agreement”), dated December 15, 2017, with West Penn, WPT Holdings Inc. (“Holdings”), the sole member of West Penn, and the owners of Holdings, Messrs. N. David Campbell (“Campbell”) and James C. DeChellis III (“DeChellis”) (Holdings, Campbell and DeChellis are collectively referred to as the “Sellers”).

Pursuant to the terms of the Agreement, Mistras purchased all the outstanding membership interests of West Penn for a cash payment of $74 million, subject to a post-closing adjustment to the extent West Penn’s level of working capital on the closing date is below an agreed upon amount. The Agreement contains representations, warranties, obligations and conditions customary for agreements governing transactions of a similar nature. The Agreement also contains five-year non-compete and non-solicitation restrictions on Messrs. Campbell and DeChellis. In addition, the Sellers have agreed to indemnify Mistras against certain losses, subject to certain limitations. As part of the closing, $7.9 million of the purchase price was deposited into an escrow account, of which $7.4 million will be held in escrow for 18 months to secure payment of any indemnification claims Mistras may have against the Sellers. The remaining $500,000 is available to Mistras to help cover any closing working capital deficiency. Mr. DeChellis and West Penn entered into an employment agreement for Mr. DeChellis to continue serving as West Penn’s president.

The foregoing is a summary of the Agreement and not a complete description of its terms and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Report and is incorporated herein by reference.

The purchase of West Penn was financed by borrowings under Mistras’ existing $250 million senior credit facility.

Item 2.01. Completion of Acquisition or Disposition of Assets.

See Item 1.01, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 21, 2017, Mistras issued a press release announcing the Agreement and Mistras’ acquisition of West Penn, a copy of which is furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibit.

(d) Exhibits

2.1
Membership Interest Purchase Agreement, dated December 15, 2017, among Mistras Group, Inc., WPT Holdings Inc., West Penn Non-Destructive Testing, LLC (formerly known as West Penn Non-Destructive Testing, Inc.), N. David Campbell and James C. DeChellis III

99.1	Press Release issued by Mistras Group, Inc., dated December 21, 2017

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.
Date: December 21, 2017
By:	/s/ Michael C. Keefe
	Name:	Michael C. Keefe
	Title:	Executive Vice President, General Counsel and Secretary

Exhibits

Exhibit No.    Description

2.1*    Membership Interest Purchase Agreement, dated December 15, 2017, among Mistras Group, Inc., WPT Holdings Inc., West Penn Non-Destructive Testing, LLC (formerly known as West Penn Non-Destructive Testing, Inc.), N. David Campbell and James C. DeChellis III

99.1    Press Release issued by Mistras Group, Inc., dated December 21, 2017

*
The schedules and exhibits to this agreement, which are listed in the table of contents to the agreement, are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.